UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15th(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market, LLC

In this report, “we,” “us” and “our” refer to Bionano Genomics, Inc.

Item 2.02 Results of Operations and Financial Condition.

On January 19, 2021, we announced the commencement of a proposed underwritten public offering of our common stock. In connection with the proposed offering, we filed a preliminary prospectus supplement in which we disclosed that we expect to report that our total revenue for the three months ended December 31, 2020, was between $3.8 and $4.2 million and cash and cash equivalents as of December 31, 2020, was between $38.0 and $39.0 million. This amount of cash and cash equivalents excludes approximately $7.7 million of additional cash received between January 1, 2021 and January 15, 2021 pursuant to the exercise of warrants to purchase our common stock, approximately $16.9 million of gross proceeds, before deducting underwriting discounts and commissions and offering expenses, received between January 1, 2021 and January 15, 2021 pursuant to the sale of shares of our common stock pursuant to our At Market Issuance Sales Agreement with Ladenburg Thalmann & Co. Inc., and approximately $101.8 million of gross proceeds, before deducting underwriting discounts and commissions and offering expenses, from the sale of shares of our common stock in our underwritten public offering completed on January 12, 2021. In addition, as of January 15, 2021, we had 238,496,902 shares of our common stock outstanding.

These amounts reflect our estimates based solely upon information available to us as of the date of this Current Report on Form 8-K, are not a comprehensive statement of our financial results or position as of or for the quarter ended December 31, 2020 or the period from January 1, 2021 to January 15, 2021, and have not been audited, reviewed or compiled by our independent registered public accounting firm. Our financial closing procedures for the quarter ended December 31, 2020 and the first quarter ended March 31, 2021 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from these preliminary estimates, and any such differences may be material.

Item 8.01 Other Events.

The information contained in Item 2.02 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding our preliminary estimates of revenue and cash and cash equivalents as of December 31, 2020. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to us only at this time and may differ from actual results, including in connection with our completion of financial closing procedures, risks associated with market conditions, risks and uncertainties associated with our business and finances in general, risks associated with the COVID-19 global pandemic, as well as other risks detailed in our recent filings on Forms 10-K and 10-Q with SEC. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: January 19, 2021	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)